UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 22, 2015
LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)
301 First Street, SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:  540-769-8400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 22, 2015, Luna Innovations Incorporated (“Luna”) entered into an addendum (the “APA Addendum”) to its Asset Purchase Agreement (the “Asset Purchase Agreement”), dated January 17, 2014,  with Intuitive Surgical Operations, Inc. and Intuitive Surgical International, Ltd. (collectively, “Intuitive”), which are wholly owned subsidiaries of Intuitive Surgical, Inc. Pursuant to the APA Addendum, Intuitive agreed to buy out the remainder of its purchase consideration payable to Luna related to Luna’s sale of its medical shape-sensing technology to Intuitive pursuant to the Asset Purchase Agreement in exchange for a lump sum cash payment of $9.0 million.
The foregoing description of the APA Addendum is qualified in its entirety by reference to the full text of the APA Addendum, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 23, 2015, Luna issued a press release announcing the entry into of the APA Addendum with Intuitive. A copy of this press release is furnished herewith as Exhibit 99.1 to this report.
In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit Description
10.1	APA Addendum, dated December 22, 2015
99.1	Press Release of Luna Innovations Incorporated, dated December 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2015	LUNA INNOVATIONS INCORPORATED

	By:	/s/ Scott A. Graeff
Scott A. Graeff Chief Strategy Officer, Secretary and Treasurer